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                                                                    EXHIBIT 99.5

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.
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FOR THIS TYPE OF ACCOUNT:
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 1. An individual's
account

 2. Two or more
    individuals
    (joint account)
 3. Husband and wife
    (joint account)
 4. Custodian account of
    a minor (Uniform
    Gift to Minors Act)
 5. Adult and minor
    (joint account)
 6. Account in the name
    of guardian or
    committee for a
    designated ward,
    minor, or
    incompetent person
 7. a. The usual
       revocable savings
       trust account
       (grantor is also
       trustee)
   b. So-called trust
      account that is
      not a legal or
      valid trust under

      State law

GIVE THE

SOCIAL SECURITY

NUMBER OF --

The individual

The actual owner of the account or, if
                     combined funds,
                     any one of the
                     individuals1

The actual owner of the account or, if
                     joint funds,
                     either person1

The minor2

The adult or, if the minor is the only
                     contributor, the
                     minor1

The ward, minor, or incompetent person3

The grantor-trustee1

The actual owner1

FOR THIS TYPE OF ACCOUNT:

 8. Sole proprietorship account

 9. A valid trust, estate, or pension trust

10. Corporate account

11. Religious, charitable, or educational organization account

12. Partnership account held in the name of the business

13. Association, club, or other tax-exempt organization

14. A broker or registered nominee

15. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments

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1 List first and circle the name of the person whose number you furnish.

2 Circle the minor's name and furnish the minor's social security number.

3 Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

4 You must show your individual name, but you may also enter business of "doing business as" name. You may use either your SSN or PIN (if you have one).

5 List first and circle the name of the valid trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GIVE THE EMPLOYER

IDENTIFICATION

NUMBER OF --

The Owner4

The Legal entity (Do not furnish the identifying number of the personal representative or
                                                        trustee unless the legal
                                                        entity itself is not
                                                        designated in the
                                                        account title)5

The corporation

The organization

The partnership

The organization

The broker or nominee

The public entity
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5. Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEE EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:
-   A corporation.
-   A financial institution.
- An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7).
-   The United States or any agency or instrumentality thereof.
- A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
-   An international organization or any agency, or instrumentality thereof.
- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
-   A real estate investment trust.
-   A common trust fund operated by a bank under section 584(a).
-   An exempt charitable remainder trust, or a nonexempt trust described in section 4947(a)(1).
-   An entity registered at all times under the Investment Company Act of 1940.
-   A foreign central bank of issue.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDINGS

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
-   Payments of patronage dividends not paid in money.
-   Payments made by certain foreign corporations.
-   Payments to nonresident aliens subject to withholding under Section 1441.

    Section 404(k) payments made by an ESOP.

    Payments of interest not generally subject to backup withholding include the following:
- Payments of interest on obligations issued by individuals. Note: you may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
- Payments of tax-exempt interest (including exempt-interest dividends under section 852).
-   Payments described in section 6049(b)(5) to nonresident aliens.
-   Payments on tax-free covenant bonds under section 1451.
-   Payments made by certain foreign organizations.
-   Payments made to a nominee.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM. SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE NOT A NON-RESIDENT OR FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and the regulations under those sections.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                   CONSULTANT OR THE INTERNAL REVENUE SERVICE

Unless otherwise noted herein, all references to section numbers or regulations are references to the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.